Exhibit 99.2

NEWS RELEASE

Contact:	Jim Sheehan	Martha Schaefer
	SeaChange PR	SeaChange IR
	1-978-897-0100 x3064	1-978-897-0100 x3030
	jim.sheehan@schange.com	martha.schaefer@schange.com

SEACHANGE INTERNATIONAL ANNOUNCES

SECOND QUARTER FISCAL 2010 RESULTS

•	Software subscription agreement renewed with Comcast
•	Top U.S. MSO signs new software subscription agreement
•	Improved second half driven by continued VOD strength and eventIS acquisition

ACTON, Mass. (Sept. 1, 2009) – SeaChange International, Inc. (NASDAQ: SEAC) a leading provider of software and hardware solutions for video-on-demand (VOD) television, announced financial results for its fiscal 2010 second quarter ended July 31, 2009. Total revenues for the quarter were $46.5 million which was $4.2 million lower than total revenues of $50.7 million for the second quarter of fiscal 2009. Net loss for the second quarter was $0.4 million or $0.01 per share compared with net income of $1.5 million or $0.05 per share for the same period last year. This year’s second quarter net loss included $0.5 million or $0.02 per share of acquisition-related costs in connection with the Company’s purchase of eventIS Group B.V., which was announced earlier today.

Total revenues for the first six months of fiscal 2010, ended July 31, 2009, were $95.4 million, which was $0.7 million lower than total revenues of $96.1 million for the first six months of fiscal 2009. Net income for the first half of fiscal 2010 was $0.6 million, or $0.02 per share compared with net income of $1.8 million, or $0.06 per share for the same period last year. Net income for the first six months of this year included $0.5 million, or $0.02 per share of acquisition-related costs related to the previously mentioned acquisition of eventIS.

The Company ended the second quarter of fiscal 2010 with cash, cash equivalents and marketable securities of $93.5 million and no debt compared with $90.7 million and no debt at the end of the first quarter of fiscal 2010. A $14.1 million reduction in accounts receivable due to significantly higher than normal receivables collections was partially offset by capital expenditures of $3.5 million, higher inventory and reduced customer deposits.

Total revenues in the second quarter of fiscal 2010 from the Company’s Software segment were $30.1 million, which was $2.5 million lower than comparable revenue in the second quarter of last year. Lower Advertising Insertion and Broadcast software revenue, due to the poor advertising market for North American service providers and broadcasters and higher deferred VOD software license revenue, were partially offset by higher VOD software subscription and VOD maintenance revenue. During the second quarter, the Company finalized the extension of its VOD software subscription agreement with Comcast through 2009 and executed a new software subscription agreement with another major U.S.-based cable television provider. Both contracts contributed to the year-over-year increase in software subscription revenue in the second quarter.

The Servers and Storage segment generated $11.8 million in revenue for the second quarter of fiscal 2010, which was $2.4 million lower than revenue for the second quarter of fiscal 2009. The decrease in revenue was due primarily to significantly lower Broadcast server revenue as reduced advertising revenue for broadcast customers curtailed their capital spending in this year’s second quarter compared to the same quarter last year. In addition, strong year-over-year VOD server shipments to one North American, one Latin American, and three Chinese customers were offset by higher deferred VOD server revenue.

The Media Services operating segment revenue for the second quarter of fiscal 2010 of $4.6 million was $0.7 million or 19% higher than comparable revenue from last year’s second quarter. Excluding the impact of currency exchange rate differences between years, Media Services revenue grew 46% in the second quarter of fiscal 2010 compared to the second quarter of last year due principally to VOD content services contracts entered into with customers in Greece and Turkey in the second half of last year, as well as incremental revenue from the Company’s acquisition of Mobix Interactive in the fourth quarter of last year.

“Despite a challenging economic climate that has negatively impacted our Advertising Insertion and Broadcast product lines, we are pleased that, excluding one-time acquisition-related costs, we were able to show a profit for the second quarter,” commented Bill Styslinger, Chairman and CEO, SeaChange. “During the quarter, we were able to extend the Comcast VOD software subscription agreement, further cementing our relationship with the world’s largest deployer of VOD services. In addition, during the second quarter we began commercial deployments of our VOD servers and software for Comcast’s next generation VOD network architecture. We also inked another software subscription customer in the second quarter, which is one of the five largest cable television providers in the U.S. We also added six new domestic customers including four small telecommunications customers. In addition, we replaced two competitors’ products at another domestic cable television customer.”

Styslinger noted, “We continue to be pleased with our margin strength despite economic headwinds experienced by some of our customers as we achieved greater than 50% gross margins in the second quarter, which was the fifth time in the last six quarters. Operating expense containment continues to be an area of focus as the second quarter’s operating expenses, excluding one-time acquisition costs, were largely flat with the last several quarters.”

eventIS Acquisition

As announced separately today, the Company closed the purchase of eventIS Group B.V., a Netherlands-based provider of VOD and linear broadcast solutions for cable television and broadcast customers primarily in Europe. eventIS’s VOD software platform manages and integrates broadcast and VOD metadata, controls the on demand network allocation, and manages VOD subscriber information for three-screen delivery. With this open solution deployed at several of the largest cable television providers in Europe, the acquisition of eventIS expands SeaChange’s VOD software reach into a market that, according to industry sources, includes nearly 80 million cable television subscribers today. eventIS’s strong customer relationships in Europe serve to not only expand but also to diversify SeaChange’s current, North American-dominated VOD customer base.

SeaChange’s acquisition of eventIS also provides a potential outlet for incremental sales of existing SeaChange products. In particular, while eventIS’s VOD software will continue to interface with a number of VOD server companies, the Company expects to be able to deploy its family of industry-leading VOD servers with eventIS’s VOD software in the very near future to offer a compelling VOD solution for European service providers. In addition, the Company anticipates similar revenue synergies with SeaChange VOD advertising and middleware product offerings.

From a financial perspective, eventIS was profitable in 2008 on estimated U.S. GAAP revenue of approximately $13 million. SeaChange expects eventIS’s financial performance to be accretive to the Company’s overall second half financial results excluding the impact of the accounting for the allocation of the purchase price.

Styslinger remarked, “European service providers have shown strong support for eventIS’s robust software solutions. With this acquisition, SeaChange has shown its commitment to harness the significant opportunity for the build-out of VOD throughout Europe to complement the Company’s leading position in North America. With eventIS’s leading technology, systems integration capabilities and solid customer relationships, we believe the combined companies can provide the most complete three-screen solution to European service providers today.”

Financial Guidance

Commenting on guidance for the second half of fiscal 2010, Styslinger remarked, “With the inclusion of eventIS for the final five months of fiscal 2010, we expect revenue in the second half of this year to be approximately 10% higher than the first half of this year. Besides the impact of eventIS, we anticipate strengthening demand for VOD servers and VOD software from North American service providers in the second half to offset anticipated continued softness in the Advertising Insertion and Broadcast product segments. We expect to be profitable for the second half of this year, subject to the impact of the accounting for the allocation of the purchase price related to the purchase of eventIS, which we anticipate completing within the next several months.”

The Company will discuss its financial results and business outlook in more detail today during its webcast conference call at 5:00 p.m. E.D.T., which will be available live and archived at www.schange.com in the Investor Relations section.

About SeaChange International

SeaChange International is a leading provider of software applications, services and integrated solutions for video-on-demand (VOD), digital advertising, and content acquisition monetization and management. Its powerful open VOD and advertising software and scaleable hardware enable cable and telco operators, as well as broadcasters, to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy Award-winning and patented technology, thousands of SeaChange deployments are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. Headquartered in Acton, Massachusetts, SeaChange has product development, support and sales offices around the world. Visit www.schange.com.

About eventIS Group B.V.

Founded in 2002 and based in Eindhoven, Netherlands, eventIS develops and supports open software solutions for metadata management and video-on-demand, enabling broadband and broadcast television operators to offer advanced multiplatform services. Customers throughout Europe are delivering VOD and personal video recording services based on eventIS’s schedule management, content catalogue generation, transaction management and service assurance systems. Visit www.eventIS.nl.

Safe Harbor Provision

Any statements contained in this document that do not describe historical facts, including without limitation statements concerning expected future performance, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the ability of the Company to integrate businesses acquired by the Company, including eventIS Group B.V. and Mobix Interactive Ltd; future acquisitions or joint ventures that are unsuccessful; impairment of the Company’s goodwill or intangible assets, in particular related to acquired businesses; the continued growth, development and acceptance of the video-on-demand market; current economic and market conditions that make forecasting difficult; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s products; the Company’s ability to manage its growth; the risks associated with international sales, including risks associated with changes in foreign currency exchange rates; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result in any future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to obtain licenses or distribution rights for third-party technology at acceptable prices; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the performance of companies in which the Company has made equity investments, including Casa Systems and On Demand Deutschland GmBH & Co. KG; risks in the Company’s investments that adversely effect the value or liquidity of the investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; any weaknesses over internal controls over financial reporting; any additional tax liabilities that the Company may be subject to; system errors, failures or disruptions; and volatility of the Company’s stock price.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing at Item 1A under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on April 14, 2009. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made.

The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	July 31, 2009	January 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$71,496	$62,458
Restricted cash	—	1,431
Marketable securities	8,876	9,447
Accounts receivable, net	33,514	46,108
Inventories, net	20,330	17,251
Prepaid expenses and other current assets	6,319	4,119

Total current assets	140,535	140,814
Property and equipment, net	40,224	35,217
Marketable securities, long-term	13,081	12,415
Investments in affiliates	13,697	13,043
Intangible assets, net	7,989	4,621
Goodwill	27,353	27,422
Other assets	937	451

Total assets	$243,816	$233,983

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,732	$11,951
Other accrued expenses	8,534	11,111
Customer deposits	5,046	1,966
Deferred revenues	23,605	26,237

Total current liabilities	50,917	51,265
Deferred revenue, long-term	9,586	6,737
Distribution and losses in excess of investment	2,038	1,745
Deferred tax liabilities and income taxes payable	3,373	2,000

Total liabilities	65,914	61,747

Stockholders’ equity:
Common stock	320	318
Additional paid-in capital	208,824	206,411
Treasury stock	(7,709)	(5,989)
Accumulated deficit	(18,151)	(18,773)
Accumulated other comprehensive loss	(5,382)	(9,731)

Total stockholders’ equity	177,902	172,236

Total liabilities and stockholders’ equity	$243,816	$233,983

SeaChange International, Inc.

Condensed Consolidated Statement of Operations—Unaudited

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 31, 2009	July 31, 2008	July 31, 2009	July 31, 2008
Revenues	$46,507	$50,705	$95,383	$96,089
Cost of revenues	22,793	26,065	46,651	48,687

Gross profit	23,714	24,640	48,732	47,402

Operating expenses:
Research and development	11,976	11,047	24,080	21,523
Selling and marketing	6,251	7,265	12,515	13,688
General and administrative	5,183	4,800	10,050	10,085
Amortization of intangibles	794	397	1,273	793

	24,204	23,509	47,918	46,089

(Loss) income from operations	(490)	1,131	814	1,313
Interest income and gains on sales of marketable securities, net	149	678	284	1,547

(Loss) income before income taxes and equity loss in earnings of affiliates	(341)	1,809	1,098	2,860
Income tax benefit (provision)	12	(208)	(232)	(633)
Equity loss in earnings of affiliates	(47)	(114)	(244)	(397)

Net (loss) income	$(376)	$1,487	$622	$1,830

Basic (loss) income per share	$(0.01)	$0.05	$0.02	$0.06

Diluted (loss) income per share	$(0.01)	$0.05	$0.02	$0.06

Weighted average common shares outstanding:
Basic	30,795	30,684	30,821	30,837
Diluted	30,795	31,148	31,289	31,255

SeaChange International, Inc.

Condensed Consolidated Operating Segments—Unaudited

(in thousands)

	Three Months Ended		Six Months Ended
	July 31, 2009	July 31, 2008	July 31, 2009	July 31, 2008
Software
Revenue:
Products	$14,424	$18,906	$30,709	$38,059
Services	15,636	13,673	29,969	24,583

Total revenue	30,060	32,579	60,678	62,642
Gross profit	18,208	18,175	35,938	34,671
Operating expenses:
Research and development	9,318	8,668	18,796	16,855
Selling and marketing	4,004	4,522	7,682	8,242
Amortization of intangibles	384	364	769	728

	13,706	13,554	27,247	25,825

Income from operations	$4,502	$4,621	$8,691	$8,846

Servers and Storage
Revenue:
Products	$8,174	$10,580	$18,259	$18,421
Services	3,657	3,652	7,625	7,118

Total revenue	11,831	14,232	25,884	25,539
Gross profit	5,256	5,982	12,154	11,581
Operating expenses:
Research and development	2,658	2,379	5,284	4,668
Selling and marketing	2,247	2,742	4,833	5,415

	4,905	5,121	10,117	10,083

Income from operations	$351	$861	$2,037	$1,498

Media Services
Service revenue	$4,616	$3,894	$8,821	$7,908
Gross profit	250	483	640	1,150
Operating expenses:
Selling and marketing	—	1	—	31
General and administrative	604	796	1,423	1,611
Amortization of intangibles	410	33	504	65

	1,014	830	1,927	1,707

Loss from operations	$(764)	$(347)	$(1,287)	$(557)

Unallocated Corporate
Operating expenses:
General and administrative	$4,579	$4,004	$8,627	$8,474

Total unallocated corporate expenses	$4,579	$4,004	$8,627	$8,474

Consolidated (loss) income from operations	$(490)	$1,131	$814	$1,313